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Exhibit 8.1

[Letterhead of Willkie Farr & Gallagher LLP]

June 16, 2006

Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021

Re:
Amendment No. 1 to Registration Statement on Form S-4 of Level 3 Communications, Inc. filed June 16, 2006 (the "Registration Statement")

Ladies and Gentlemen:

        We have acted as counsel for Level 3 Communications, Inc., a Delaware corporation ("Level 3"), in connection with the transactions described in the Registration Statement. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in that certain Agreement and Plan of Merger, dated as of April 30, 2006, by and among Level 3, Eldorado Acquisition Three, LLC and TelCove, Inc., attached as Annex A to information statement/prospectus included in the Registration Statement.

        In connection with this opinion, we have examined the Merger Agreement, the Registration Statement, including the information statement/prospectus, and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. For purposes of this opinion, we have assumed, with your permission, (i) that the Merger will be consummated in the manner described in Merger Agreement and the Registration Statement, (ii) that the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iii) that the representations to be made by Level 3 and Telcove pursuant to Sections 11.6 and 12.11 of the Merger Agreement will be true, correct and complete and will remain so until the Effective Time. We have also assumed that the parties have complied with and, to the extent applicable, will continue to comply with, the obligations, covenants, and agreements contained in the Merger Agreement. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations to be made by Level 3 and Telcove referred to above, which we have assumed will be true as of the Effective Time.

        Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we hereby confirm our opinion set forth in the discussion in the information statement/prospectus contained in the Registration Statement under the heading "Material United States Federal Income Tax Consequences."

        We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

        This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the information statement/prospectus in connection with the references to this opinion and the material U.S. federal income tax consequences of the Merger. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

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  Exhibit 8.1